Exhibit 99.1

Akili Announces Leadership Transition

Co-founder and CEO Eddie Martucci, Ph.D. transitions to role of Board chair; Matt Franklin, president and chief operating officer of Akili, appointed president and chief executive officer

BOSTON – October 6, 2023 – Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today announced that Eddie Martucci transitioned to the role of Board chair, and Matt Franklin has been appointed to serve as president and CEO of the company and as a member of its board of directors, effective October 5, 2023. Martucci replaces former Board chair, Chamath Palihapitiya, who has resigned from the Board, effective October 4, 2023.

The leadership transition follows the company’s announcement in September that it plans to shift from a prescription to a non-prescription business model. As the company progresses into this next critical phase, building on the vision and culture of innovation established by Martucci, Franklin’s leadership will bring significant expertise establishing and scaling robust and cost-effective business models, effectively implementing creative marketing and partnering strategies, and focusing on revenue growth and profitability.

“From day one, Akili’s brand has been about establishing medical credibility and constantly innovating to bring a new class of products to patients. Matt excels at advancing both of these value drivers in innovative models and was the spearhead of our recent business model shift. His stepping into the role of CEO comes at an optimal time, as Akili focuses on executing this new strategy to bring our bold vision to life for millions of patients seeking better cognitive and mental health solutions,” said Martucci. “Akili’s transition to a non-prescription business is a springboard to transform the company and remove friction for the customers we serve. I look forward to collaborating with Matt and the leadership team to explore and execute opportunities to drive success and value for shareholders in this next phase of the company.”

“I am honored to have the opportunity to continue to work with Eddie and the rest of the Board in my new role and to support Akili’s mission of helping millions of people living with cognitive impairments,” said Franklin. “Akili’s journey ahead will continue to be shaped by our innovation and commitment to challenging and redefining the status quo. I strongly believe that there is a monumental opportunity for Akili to revolutionize the medical industry by bringing clinically validated, consumer-focused treatments directly to those who suffer from these chronic conditions, to improve their cognitive function and enhance their daily lives.”

Martucci co-founded Akili in 2011 with a vision to transform the design, delivery and experience of cognitive medicine. He was the COO until August 2015 and has been the sole CEO since that time. Under his leadership, Akili realized the initial phase of its vision, introducing the world’s first and only clinically validated FDA-authorized video game treatment. With his transition to the role of Board chair, Martucci replaced Palihapitiya who served as chair of the Board since investing in the company and facilitating its transition to a public listing in August 2022.

Franklin joined Akili in June 2022 as its president and chief operating officer. He has a proven track record leading early commercialization and growing disruptive healthcare business models in the medical device and diagnostics industries for leading companies such as Boston Scientific, Foundation Medicine, Thrive Earlier Detection and Exact Sciences. As a part of these organizations, Franklin also gained experience in mergers and acquisitions, as both the strategist and the acquisition target. Since joining Akili, Franklin has implemented metrics-driven performance improvements and enhanced operational efficiency at Akili including growth of EndeavorRx®, which has now been prescribed in every state in the U.S., guided the company’s launch of its non-prescription adult ADHD product, EndeavorOTCTM, under FDA guidance, and championed the plan to move the business to a non-prescription model.

EndeavorOTC Indication and Overview

EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8-12. EndeavorOTC is available under the U.S. Food and Drug Administration’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the U.S. Food and Drug Administration for its indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is the first-and-only FDA-authorized treatment delivered through a video game experience. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: the Company’s recently-announced business strategy and plans to transition to a non-prescription model; the Company’s plans to explore opportunities and to drive success and value for shareholders; and the Company’s expectations regarding its ability to increase patient access to its treatments and to remove friction for customers by reducing its reliance on intermediaries. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the Company’s ability to successfully navigate the leadership transition; the Company’s ability to successfully further commercialize and obtain approval from FDA for EndeavorOTC; the Company’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; the Company’s ability to successfully commercialize and support its EndeavorRx prescription product and to obtain further FDA approval to successfully convert its EndeavorRx product to an over-the-counter product; the Company’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates; the timing and results expected from the Company’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; the Company’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in the Company’s current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

CONTACTS

Investors:

Santosh Shanbhag

Chief Financial Officer

InvestorRelations@akiliinteractive.com

Media:

Julie DiCarlo

Communications

julie@akiliinteractive.com

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